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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): November 7, 2002

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                     GEMSTAR - TV GUIDE INTERNATIONAL, INC.
               (Exact Name of Registrant as Specified in Charter)

          DELAWARE                       0-24218                95-4782077
(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
      of Incorporation)                                     Identification No.)

                          135 North Los Robles Avenue,
                                    Suite 800
                           Pasadena, California 91101
                   (Address of Principal Executive Offices and
                                    Zip Code)

                                 (626) 792-5700
               Registrant's telephone number, including area code


          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER EVENTS.

         On November 7, 2002, Gemstar-TV Guide International, Inc. (the "Company") effected a restructuring of the Company's management and corporate governance (the "Restucturing"). Each of the following definitive documents (the "Restructuring Documents") relating to the Restructuring was executed and is effective: Termination Agreement with Dr. Henry C. Yuen, Letter Agreement with Dr. Yuen, Termination Agreement with Ms. Elsie Ma Leung, Letter Agreement with Ms. Leung, Employment Agreement with Dr. Yuen, Employment Agreement with Ms. Leung, Patent Rights Agreement, Umbrella Agreement, Amendment No. 1 to Stockholders' Agreement, and Amended and Restated Bylaws. The Company announced that Jeff Shell has been named Chief Executive Officer and Paul Haggerty has been named acting Chief Financial Officer. A search for a permanent Chief Financial Officer is being undertaken.

         Following is a summary of the significant terms of the Restructuring. The summary set forth below does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Restructuring Documents.

         IN GENERAL

         On October 8, 2002, the Company announced that its Board of Directors had reached an agreement in principle with Dr. Yuen and Ms. Leung, subject to completion of definitive documentation concerning the management restructuring. On November 7, 2002, the Company entered into definitive documentation in connection with the Restructuring. The definitive documents are described below:

         DR. YUEN TERMINATION AGREEMENT

         Pursuant to the Restructuring, the Company and Dr. Yuen entered into a Termination Agreement. Under the agreement, Dr. Yuen resigned as Chief Executive Officer of the Company, as President and Chief Executive Officer of Gemstar Development Corporation, from every office he holds with any subsidiary of the Company, as a member of the Board of Directors of each of the Company's subsidiaries and as a member of any committee of the Board of Directors of the Company and any subsidiary. The agreement also includes a mutual release of claims by Dr. Yuen and the Company. In addition, Dr. Yuen assigned to the Company all of the intellectual property he developed during his employment other than, generally, those developments that do not relate to the fields of interactive television or interactive program guides or other aspects of the Company's business. Dr. Yuen made certain representations regarding the Company's financial statements and other public disclosures. Dr. Yuen will receive a combination of cash payments, and restricted stock or stock units. The cash payments to be paid to Dr. Yuen consist of a termination fee in the amount of $22,452,640 and $7,030,778 in settlement for unpaid salary, bonuses and vacation due under his former employment agreement. In addition, Dr. Yuen will receive 5,274,519 shares of restricted stock or stock units and all of Dr. Yuen's stock options as of November 7, 2002, other than approximately 17,055,413 stock options which were cancelled, immediately vested. Pursuant to a letter agreement, the cash currently payable to Dr. Yuen will be held by the Company in a segregated

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account for up to six months pending possible deposit of all or a portion of such cash into an escrow pursuant to the Sarbanes-Oxley Act.

         MS. LEUNG TERMINATION AGREEMENT

         Pursuant to the Restructuring, the Company and Ms. Leung entered into a Termination Agreement. Under the agreement, Ms. Leung resigned as Co-President, as Co-Chief Operating Officer, and as Chief Financial Officer of the Company, as Chief Operating Officer and Chief Financial Officer of Gemstar Development Corporation, from every office she holds with any subsidiary of the Company, as a member of the Board of Directors of the Company's subsidiaries and as a member of any committee of the Board of Directors of the Company and any subsidiary. The agreement also includes a mutual release of claims by Ms. Leung and the Company. In addition, Ms. Leung made certain representations regarding the Company's financial statements and other public disclosures. Ms. Leung will receive a combination of cash payments, stock options, and restricted stock or stock units. The cash payments to be paid to Ms. Leung consist of a termination fee in the amount of $6,957,953 and $1,209,695 in settlement for unpaid salary, bonuses and vacation due under her existing employment agreement. In addition, Ms. Leung will receive options to purchase 1,126,504 shares of common stock and 353,680 shares of restricted stock or stock units. All of Ms. Leung's stock options as of November 7, 2002, other than approximately 3,150,000 stock options which were cancelled, immediately vested. Pursuant to a letter agreement, the cash currently payable to Ms. Leung will be held by the Company in a segregated account for up to six months pending possible deposit of all or a portion of such cash into an escrow pursuant to the Sarbanes-Oxley Act.

         NEW DR. YUEN EMPLOYMENT AGREEMENT

         Pursuant to the Restructuring, the Company and Dr. Yuen entered into a new five year Employment Agreement, pursuant to which Dr. Yuen will serve as non-executive Chairman of the Company's Board of Directors and as head of an international business unit of the Company. Under the agreement, Dr. Yuen will assign to the Company all of the intellectual property he develops during his employment other than, generally, those developments that do not relate to the fields of interactive television or interactive program guides or other aspects of the Company's business. Also under the agreement, Dr. Yuen has agreed that during the term of the agreement and an additional one-year term thereafter, Dr. Yuen will not compete with the Company or solicit its employees. Dr. Yuen will be compensated under the agreement with a combination of salary, stock options, and restricted stock or stock units. Dr. Yuen's salary is $2,000,000 per year and he is entitled to receive during the term of the agreement, options to purchase 6,866,667 shares of common stock and 2,093,064 shares of restricted stock or stock units. In the event that Dr. Yuen is terminated other than for cause (as defined in the agreement), upon execution of a release, he will be entitled to receive, among other things, a lump sum payment in the amount of salary that he would have received from the date of termination through the fifth anniversary of the effective date of the agreement, up to a maximum of $10,000,000.

         NEW MS. LEUNG EMPLOYMENT AGREEMENT

         Pursuant to the Restructuring, the Company and Ms. Leung entered into a new three year Employment Agreement, pursuant to which Ms. Leung will serve as an employee in an

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international business unit of the Company. Under the agreement, Ms. Leung will be compensated with a combination of salary, stock options, and restricted stock or stock units. Ms. Leung's salary is $500,000 per year and she is entitled to receive during the term of the agreement options to purchase 666,667 shares of common stock and 209,308 shares of restricted stock or stock units. In the event that Ms. Leung is terminated other than for cause (as defined in the agreement), upon execution of a release, she will be entitled to receive, among other things, a lump sum payment in an amount equal to the amount of salary that she would have received from the date of termination through the fifth anniversary of the effective date of the agreement, up to a maximum of $1,500,000.

         PATENT RIGHTS AGREEMENT

         The Patent Rights Agreement provides the Company with the option to acquire certain inventions made by Dr. Yuen relating to Interactive Program Guides or Interactive Television, each as defined in the Patent Rights Agreement, any time from the commencement of this agreement until November 7, 2009. The agreement commences on the earlier of (i) November 7, 2007 and (ii) the expiration or earlier termination of Dr. Yuen's employment agreement. This agreement requires that the Company grant Dr. Yuen a license to the inventions acquired by the Company from Dr. Yuen for fields other than Interactive Program Guides and Interactive Television. The Patent Rights Agreement also includes a covenant that Dr. Yuen will not compete with the Company in the fields of Interactive Program Guides and Interactive Television. Dr. Yuen will receive cash and options to purchase common stock. Payments to Dr. Yuen under the agreement include annual compensation of $250,000 per year, a fee ranging from a minimum of $1,250,000 to a maximum of $2,750,000 per year (based on the Company's revenues from the sale of specified products) and options to purchase 200,000 shares of common stock per year.

         UMBRELLA AGREEMENT

         The Umbrella Agreement is among the Company, Dr. Yuen, Ms. Leung and News Corporation. The Umbrella Agreement contains mutual releases among Dr. Yuen, Ms. Leung and News Corporation. The Umbrella Agreement also provides, among other things, that News Corporation will indemnify the Company for certain losses, including the liability for "gross up" tax payments and the loss of tax deductions, attributable to "excess parachute payments" associated with the Restructuring that are triggered upon a change of control of the Company (as described in Section 280(G)(b)(2)(A)(i) of the Internal Revenue Code) that is the result of affirmative actions taken by News Corporation or its affiliates in the future. The Umbrella Agreement also contains an agreement among News Corporation, Dr. Yuen and Ms. Leung to vote the shares of Company common stock owned by them in favor of an amendment to the Company's 1994 Stock Incentive Plan at the annual or special stockholders' meeting of the Company to occur as soon as reasonably practicable after the date of the Umbrella Agreement.

         AMENDMENT TO STOCKHOLDERS' AGREEMENT

         A Stockholders' Agreement, entered into by Dr. Yuen, Liberty Media Corporation ("Liberty"), News Corporation and the Company, became effective upon the completion of the merger between a subsidiary of the Company and TV Guide, Inc. on July 12, 2000. In

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connection with the sale of Liberty's shares of the Company to News Corporation effective May 2, 2001, Liberty assigned its right to appoint designees to Gemstar's Board to News Corporation.

         In connection with the Restructuring, Dr. Yuen, News Corporation and the Company adopted Amendment No. 1 to the original Stockholders' Agreement (the "Amendment"). The Amendment revised the voting arrangements in the original Stockholders' Agreement. Under the Amendment, News Corporation and Dr. Yuen agreed that, until the earlier of September 30, 2005 and such date as the Employment Agreement, dated as of November 7, 2002, between the Company and Dr. Yuen is terminated for any reason (the "Specified Period"), (i) Dr. Yuen is entitled to designate and renominate only himself as a director to the Board,
(ii) if Dr. Yuen ceases to be a director for any reason, he shall not be entitled to designate a successor to fill his vacancy, and (iii) News Corporation shall vote, and cause its Controlled Related Parties (as defined in the Stockholders' Agreement) to vote (x) for the election of Dr. Yuen to the Board, (y) against Dr. Yuen's removal from the Board, and (z) for the election of Dr. Yuen as the non-executive Chairman of the Board.

         Until the later of July 12, 2005 or the expiration of the Specified Period, News Corporation is entitled to designate one director to the Board. During the Specified Period, Dr. Yuen has agreed to vote (i) for the election of News Corporation's designee to the Board, and (ii) against the removal of News Corporation's designee from the Board.

         The Amendment did not alter the non-competition covenants of the parties, except to provide an agreement by News Corporation that its covenant not to compete with the Company in the original Stockholders' Agreement would remain in full force and effect until July 12, 2005, regardless of whether any designee of News Corporation continues to serve on the Board of Directors of the Company. The Amendment also eliminated the transfer restrictions on Dr. Yuen's shares provided by the original Stockholders' Agreement. The Amendment did not alter News Corporation's registration rights granted in the original Stockholders' Agreement and did not change the standstill covenant which under the terms of the original Stockholders Agreement terminated the date Dr. Yuen ceased to be Chief Executive Officer of Gemstar.

         AMENDED AND RESTATED BYLAWS

         The Board has amended the Company's Bylaws in order to effectuate the agreements reached with respect to the Restructuring. Generally, the amendments to the Bylaws include the elimination of the Board structure that divided the twelve directors into six designees of Dr. Yuen and six designees of News Corporation; the removal of the "TVG" and "GS" director designations; the elimination of the corresponding committee composition requirements; the removal of Dr. Yuen's tie-breaking authority and the tie-breaking committee concept; the elimination of the term guarantee for Dr. Yuen's service as Chief Executive Officer; the separation of the Chairman of the Board and Chief Executive Officer positions; and the elimination of the seven director voting requirement for matters that were identified as "Fundamental Decisions." Certain provisions of the Bylaws (as amended) are summarized below:

         Directors.  The Board consists of twelve directors.

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         Vacancies. Except as required by law, or as provided for in a resolution of the Board, vacancies on the Board may be filled by the majority of the directors then in office, although less than a quorum.

         Chairman. The Board may elect a Chairman from among the directors. The Board may determine that the Chairman shall be a non-executive of the Company.

         Quorum. A majority of the total number of Board members constitutes a quorum.

         Voting. Generally, directors present at any meeting at which a quorum is present may act by majority vote. However, any amendment of the Bylaws by the Board or action to increase or decrease the number of directors, requires the approval of at least nine of the twelve Board members.

         The November 7, 2002 press release related to the Restructuring is attached hereto as Exhibit 99.1. The Restructuring Documents are attached hereto as Exhibit 3.1, Exhibits 10.1 through 10.9 and are incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (C) EXHIBITS.

3.1      Amended and Restated By-laws of Gemstar-TV Guide International, Inc.

10.1 Umbrella Agreement, dated November 7, 2002, by and among The News Corporation Limited, Henry C. Yuen, Elsie Ma Leung and Gemstar-TV Guide International, Inc.

10.2* Termination Agreement, entered into on November 7, 2002, by and between Gemstar-TV Guide International, Inc., Gemstar Development Corporation, and Henry C. Yuen

10.3* Patent Rights Agreement, entered into on November 7, 2002, by and between Gemstar-TV Guide International, Inc. and Henry C. Yuen

10.4 Amendment No. 1 to the Stockholders' Agreement, entered into on November 7, 2002, by and among The News Corporation Limited, Henry C. Yuen, and Gemstar-TV Guide International, Inc.

10.5 Employment Agreement, entered into on November 7, 2002, by and between Gemstar - TV Guide International, Inc. and Henry C. Yuen

10.6 Letter Agreement, dated November 7, 2002, between Gemstar-TV Guide International, Inc. and Dr. Henry Yuen, regarding Retained Funds

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10.7*    Termination Agreement, entered into on November 7, 2002, by and between
         Gemstar - TV Guide International, Inc. and Elsie Ma Leung

10.8 Employment Agreement, entered into on November 7, 2002, by and between Gemstar - TV Guide International, Inc. and Elsie Ma Leung

10.9 Letter Agreement, dated November 7, 2002, between Gemstar-TV Guide International, Inc. and Ms. Elsie Ma Leung, regarding Retained Funds

99.1     Press Release, dated November 7, 2002


* Certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Redacted portions of the exhibit are indicated by asterisks, and a legend appears on the appropriate pages. Confidential treatment has been requested with respect to the omitted portions.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 12, 2002

                                    GEMSTAR -TV GUIDE
                                    INTERNATIONAL, INC.


                                    By: /s/ Jeff Shell
                                        ----------------------------------------
                                    Name:  Jeff Shell
                                          --------------------------------------
                                    Title: Chief Executive Officer
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3.1      Amended and Restated By-laws of Gemstar-TV Guide International, Inc.

10.1 Umbrella Agreement, dated November 7, 2002, by and among The News Corporation Limited, Henry C. Yuen, Elsie Ma Leung and Gemstar-TV Guide International, Inc.

10.2* Termination Agreement, entered into on November 7, 2002, by and between Gemstar-TV Guide International, Inc., Gemstar Development Corporation, and Henry C. Yuen

10.3* Patent Rights Agreement, entered into on November 7, 2002, by and between Gemstar-TV Guide International, Inc. and Henry C. Yuen

10.4 Amendment No. 1 to the Stockholders' Agreement, entered into on November 7, 2002, by and among The News Corporation Limited, Henry C. Yuen, and Gemstar-TV Guide International, Inc.

10.5 Employment Agreement, entered into on November 7, 2002, by and between Gemstar - TV Guide International, Inc. and Henry C. Yuen

10.6 Letter Agreement, dated November 7, 2002, between Gemstar-TV Guide International, Inc. and Dr. Henry Yuen, regarding Retained Funds

10.7* Termination Agreement, entered into on November 7, 2002, by and between Gemstar - TV Guide International, Inc. and Elsie Ma Leung

10.8 Employment Agreement, entered into on November 7, 2002, by and between Gemstar - TV Guide International, Inc. and Elsie Ma Leung

10.9 Letter Agreement, dated November 7, 2002, between Gemstar-TV Guide International, Inc. and Ms. Elsie Ma Leung, regarding Retained Funds

99.1     Press Release, dated November 7, 2002, regarding Gemstar Management
         Changes

* Certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Redacted portions of the exhibit are indicated by asterisks, and a legend appears on the appropriate pages. Confidential treatment has been requested with respect to the omitted portions.